Exhibit 1.01

Varex Imaging Corporation

CONFLICT MINERALS REPORT

FOR THE YEAR ENDED DECEMBER 31, 2019

This report for the year ended December 31, 2019 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”).

I.	Overview

a.	Company Overview

Varex Imaging Corporation is a leading innovator, designer and manufacturer of X-ray imaging components including X-ray tubes, digital detectors, linear accelerators and other image processing solutions, which are key components of X-ray imaging systems. Our components are used in medical imaging as well as in industrial and security imaging applications. Global original equipment manufacturers (“OEM”) incorporate our X-ray imaging components in their systems to detect, diagnose, protect and inspect. For more information about us, visit vareximaging.com.

b.	Supply Chain Overview

The Company’s supply chain is complex, and there are multiple tiers between the Company and the mine. The Company relies on the Company’s vendors to provide information on the origin of the conflict minerals contained in components that are included in the Company’s products. The Company validates vendor’s information as complete and reasonable using a check sheet, and any concerns are sent back to the vendor to address.

II.	Reasonable Country of Origin Inquiry (RCOI) and Due Diligence Measures

For reporting year 2019, to identify and assess risk in the supply chain, the Company engaged those vendors who provide the substantial majority of the Company’s components and products, produced in calendar year 2019, of which the Company believes are likely to contain conflict minerals. The Company conducted a supply chain survey of these vendors, using the Responsible Minerals Initiative’s (RMI) Conflict Minerals Reporting Template (CMRT), to determine whether the necessary conflict minerals in components contained in the Company’s products were sourced responsibly, per the Company’s policy and OECD Guidance. The survey requested vendors to identify smelters or refiners (SORs) and country of origin of the conflict minerals they provide to the Company. The Company used LBMA Data, RJC Data, the RMI SOR Database and the RMI RCOI Database to establish country of origin. The Company found that a few of the SORs identified were sourcing from “conflict countries” (DRC and surrounding countries) but all these SORs were found to be conformant to the RMI Responsible Minerals Assurance Process (RMAP).

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition (OECD 2016) and related Supplements for tantalum, tin, tungsten and gold (“3TG”). In accordance with the OECD 5 Step Framework, the Company’s due diligence exercise included:

(1)	Establish strong company management systems

The Company’s Conflict Minerals Team includes key members of the Global Supply Chain Management team in each business unit worldwide. The Company’s requirements for vendor conflict minerals management are contained in the Company’s vendor training material and in the Conflict Minerals Policy. The Conflict Minerals Policy is posted on the Company’s external website (https://www.vareximaging.com/legal-information) and is referenced in POs and supplier contractual agreements. In short, the requirements are that suppliers follow the OECD Guidelines, provide a CMRT including smelter listing, follow up on risk concerns identified by the Company and aim toward becoming conflict free. The Conflict Minerals Team planned and executed the due diligence methods necessary to complete a RCOI, determined the risk associated with the use of conflict minerals, established steps to mitigate risks, and reported on supply chain due diligence. To assist in completing these due diligence actions, the Company became a member of the Responsible Minerals Initiative (RMI) which is a consortium of companies who are working together to achieve the objective “to help companies make sourcing decisions that improve regulatory compliance and support responsible sourcing from conflict-affected and high-risk areas.”.

A key element of the RMI RMAP is the research of known SORs, audits of SORs, and publishing the results of this activity in databases which the Company uses to determine country of origin and assess risk in the supply chain. Specifically, the Company looks up country of origin of SORs using the RMI RCOI Database and uses significant data from the RMI SOR Full Database to assess SOR risk. Risk associated with vendors are referred directly to each vendor. Risk associated with SORs are referred to the vendors using those SORs.

The Company uses the publicly available RMI Grievance Mechanism (GM). Vendors are informed of this GM in the Company’s Conflict Minerals Vendor Training. This GM may be used for complaints against the Company, the RMI, the RMI RMAP, auditors used by the RMI, or other grievances related to conflict minerals. The grievances including corrective action are tracked and monitored by the RMI. Following is a link to the GM. http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/

(2)	Identify and assess risks in the supply chain

The Company identified 316 vendors to be in-scope, based on the probability of 3TG in their products. The Company requested a completed CMRT from all the in-scope vendors. The Company received 255 CMRTs, which represent approximately 81% of in-scope vendors, including the names and locations of SORs which process conflict minerals used in components provided by the Company’s vendors. The SORs information provided by the suppliers allowed the Company to determine the mine or country of origin of the conflict minerals. The Company evaluated the information collected, including subjecting the results to a detailed quality review check sheet. If discrepancies, errors, or omissions were identified, the response for that vendor was deemed unacceptable and was returned for correction by the vendor. Approximately 77% of the CMRTs collected were acceptable as received or successfully corrected by the vendor and accepted by the Company. The Company reviewed and compared the responses with other information in the Company’s possession and, where appropriate, made further inquiries of the Company’s vendors. The Company contacted vendors that did not respond by a specified date and sent reminder emails requesting their responses.

Appropriate risk was assigned to the 23% of vendors who did not make the corrections requested by the Company. The Company reviewed and compared the responses with other information (in-Company experts, etc.) in the Company’s possession and, where appropriate, made further inquiries of the Company’s vendors.

The Company followed a defined escalation process for vendors that did not respond to the request for CMRT data. All in-scope vendors received a CMRT Request email. Those not responding in one week received a Reminder email and those not responding in 2 weeks received a Final Reminder email.

Internal Company buyers were identified for each vendor. Any vendor not responding to the Final Reminder email were escalated to the buyer for further action.

The result of this CMRT data collection effort is that the Company received submittals from 81% of in-scope vendors. The resulting list of SORs in the Company’s supply chain are found in Appendix A at the end of this document. Since the Company requested Company Level CMRTs from its vendors, the resulting SOR list may contain SORs whose 3TG is not in Company’s products.

(3)	Design a Strategy to Respond to Identified Risk in the Supply Chain.

The Company completes a risk assessment after collecting data from the in-scope vendors to identify Supply Chain risks incurred during the current reporting year. The Company has a process for determining risk using a set of standard risk factors. Supply Chain risks include risk associated with each vendor and the risk associated with each SOR identified by the vendors. LBMA Data, RJC Data, RMI RCOI Data and RMI Smelter Database data is used extensively to determine appropriate risk mitigation factors.

Each vendor is assessed for risk factors that include whether they have conflict minerals policies, whether they have corrective management systems, whether they have overall conflict minerals management systems, and whether they have risky SORs in their supply chain. SOR risk falls primarily in 2 categories; 1) SORs without a valid RMI smelter ID who thus may not be a SOR and 2) SORs who are not conformant and not actively pursuing conformance to RMI RMAP.

For each risk factor a possible course of action is determined, and appropriate risk mitigation actions are provided to vendors. Generally, vendors are asked to identify real SORs and to pressure those SORs to pursue RMAP conformance. To mitigate risk factors the Company’s Procurement Organization puts pressure on vendors to make improvements, including the possibility of qualifying an alternate vendor for the material. The result of these efforts has been year-over-year improvement in vendors identifying actual smelters more accurately and percent of conformant smelters improving.

A summary of results and identified risks are published in a year-end report for the reporting year, which is presented to key members of the Global Supply Chain Management team. The risk factors identified during this process are subsequently managed by the Company Risk Management System, and appropriately acted upon.

(4)	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

The RMI has a documented process called the RMAP which manages an independent, third-party audit to determine which SORs can be verified as having systems in place to responsibly source minerals in line with current global standards (OECD Guidance). The Company makes financial contributions (membership dues) to the RMI who manages an independent third-party audit program for 3TG SORs. The results of these audits are reviewed by the RMI and made publicly available for companies to reference. The Company uses the results of these independent third-party audits to determine the country of origin of SORs and identify which SORs have been audited and are conformant to RMI RMAP. In RY2019 the Company found that 66% of SORs were active. The Company also cooperates with other members of the RMI to identify SORs that require additional investigation to determine whether they are an eligible SOR for the audit program, to supplement RCOI data to determine the country of origin of conflict minerals processed by the SOR, and whether the SOR is RMI RMAP conformant.

(5)	Report on supply chain due diligence.

This Conflict Minerals Report constitutes the Company’s annual report on the Company’s 3TG due diligence, is filed with the SEC, and is available on the Company’s website at https://www.investors.vareximaging.com.

III.	Improvements Planned

(1)	Continue to communicate the Company’s expectation on conflict minerals to vendors based on identified risks. The Conflict Mineral Policy is publicly available on their website.

(2)	Work with vendors who distribute other company’s goods to obtain a list of manufacturers and CMRTs and improve the quality of RCOI data coming from those sources. During this reporting year (RY19) many of these manufacturers were identified. It is expected that this action will result in improved results next reporting year.

(3)	Work with vendors to improve the quality of data.

(4)	Continue to improve the response rate of vendors

IV.	Determination

The Company relies on its vendors to obtain complete and accurate conflict minerals information and cannot guarantee the complete accuracy of all data. However, the Company worked in good faith to achieve a reasonable level of accuracy and completeness.

The Company’s due diligence identified 418 SORs which have been identified as SORs per the Responsible Minerals Assurance Process (RMAP) definitions by the RMI (see Appendix A). The RMAP is a set of protocols maintained and used by the RMI and companies cooperating on due diligence and country of origin inquiry. The RMI has performed independent third-party audits on many of these SORs (64% are RMI RMAP Conformant) and is pursuing audits for the remaining SORs. The Company is working in coordination with other members of the RMI by providing the RMI the SORs used in the Company’s supply chain which require additional investigation or audit to confirm eligible SORs, country of origin, and conformance status.

Facilities Used to Process Necessary Conflict Minerals Used in In-Scope Products: While the Company has conducted thorough due diligence, and worked closely with its vendors to survey the conflict minerals supply chain (as described above), the Company is not able to identify with reasonable certainty all facilities used to process necessary conflict minerals used in in-scope products. However, based on the information acquired through the due diligence process, the Company believes that the facilities that may have been used to process the 3TG necessary to the functionality of production of in-scope products include the smelters and refiners listed in Appendix A. Since the Company requested Company Level CMRTs from its vendors, the resulting SOR list may contain SORs whose 3TG is not in Company’s products, i.e. the SOR list may be over-stated.

Information About Country of Origin of Necessary Conflict Minerals Used in In-Scope Products: While the Company has conducted a thorough due diligence and worked closely with its vendors to survey the supply chain (as described above), the Company is not able to determine with reasonable certainty the countries of origin of 3TGs used in all in-scope products or whether the 3TG in all in-scope products are from recycled or scrap sources.

However, the Company has so far identified the countries of origin shown in the following table:

Conflict Mineral	Countries of Origin
Gold	Argentina, Austria, Belgium, Benin, Bolivia (Plurinational State of), Brazil, Canada, Chile, China, Colombia, Czech Republic, Denmark, Ecuador, Eritrea, Estonia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Italy, Japan, Jordan, Lithuania, Luxembourg, Mali, Malta, Mauritania, Mexico, Monaco, Netherlands, Nicaragua, Niger, Norway, Panama, Peru, Philippines, Poland, Romania, Russian Federation, Rwanda, Saudi Arabia, Singapore, Slovakia, South Africa, South Korea, Swaziland, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Togo, Turkey, Uganda, United Arab Emirates, United Kingdom, United States of America

Tantalum	Australia, Austria, Belarus, Bolivia, Bolivia (Plurinational State of), Brazil, Burundi, China, Colombia, Ethiopia, France, Germany, Guinea, India, Indonesia, Ireland, Israel, Japan, Madagascar, Malaysia, Mozambique, Namibia, Nigeria, Russian Federation, Rwanda, Sierra Leone, Somaliland, Spain, Switzerland, Thailand, United States of America, Zimbabwe, Democratic Republic of the Congo*

Tin	Angola, Australia, Austria, Belarus, Belgium, Benin, Bolivia (Plurinational State of), Brazil, Burundi, Canada, Chile, China, Colombia, Croatia, Czech Republic, Denmark, Egypt, El Salvador, Estonia, France, Gabon, Germany, Guinea, Hong Kong, Hungary, India, Indonesia, Israel, Italy, Japan, Kazakhstan, Laos, Lebanon, Malaysia, Mexico, Mongolia, Morocco, Myanmar, Netherlands, New Zealand, Nigeria, Pakistan, Peru, Philippines, Portugal, Qatar, Russian Federation, Rwanda, Saudi Arabia, Senegal, Singapore, Slovakia, Slovenia, South Africa, South Korea, Spain, Sudan, Switzerland, Taiwan, Tanzania, Thailand, Togo, Tunisia, Turkey, Uganda, Ukraine, United Arab Emirates, United Kingdom, United Kingdom of Great Britain and Northern Ireland, United States of America, Venezuela, Vietnam, Yemen, Democratic Republic of the Congo*

Tungsten

Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Canada, China, Columbia, Czech Republic, France, Germany, Guinea, Hong Kong, Indonesia, Japan, Laos, Latvia, Malaysia, Mongolia, Myanmar

Nigeria, Peru, Portugal, Russia, Russian Federation, Rwanda, Spain, Taiwan, Thailand, Uganda, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Vietnam, Democratic Republic of the Congo*

*The reported tantalum from the DRC came from 7 smelters, reported tin from DRC came from 2 smelters, and reported tungsten from DRC came from 2 smelter all of which have been audited and validated as conformant by the RMI, which is internationally recognized for conflict free validation audits.

Information about Efforts to Determine Mine or Location of Origin: The description of Company’s due diligence exercise set forth above under the heading “Reasonable Country of Origin (RCOI) and Due Diligence Measures” covers Company’s efforts to determine the mine or location of origin with the greatest possible specificity.

Appendix A: Smelter and Refiner List

Metal	Standard Smelter Name	Country	Smelter Id
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606

Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	AURA-II	UNITED STATES OF AMERICA	CID002851
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA	CID002519
Gold	HeTai Gold Mineral GuangDong Ltd. Co.	China	CID000718
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil	CID002601
Gold	JALAN & Company	INDIA	CID002893
Gold	Jin Jinyin refining company limited	China	CID000884
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold	Kosak Seiren	Japan	CID000991
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Sino-Platinum Metals Co.,Ltd	China	CID001745

Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	PRG Dooel	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	Alpha	United States of America	CID000292
Tantalum	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002705
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA	CID002590
Tantalum	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tantalum	Global Advanced Metals	UNITED STATES OF AMERICA	CID000564

Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501
Tantalum	H.C. Starck GmbH	GERMANY	CID000654
Tantalum	H.C. Starck Surface Technology and Ceramic Powders GmbH	GERMANY	CID002546
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	Plansee SE	AUSTRIA	CID001368
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA	CID002571
Tantalum	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam	CID002011
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829

Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL	CID000196
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL	CID000295
Tin	Feinhutte Halsbrucke GmbH	GERMANY	CID000466
Tin	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Linqu Xianggui Smelter Co., Ltd.	CHINA	CID001063
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Metallum Group Holding NV	BELGIUM	CID001143
Tin	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Tin	Metalor Technologies S.A.	SWITZERLAND	CID001153
Tin	MITSUI MINING & SMELTING CO.,LTD. (Mitsui Kinzoku Co., Ltd.)	Japan	CID001193
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305
Tin	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Putra Karya	INDONESIA	CID001412

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Seirama Tin Investment	INDONESIA	CID001466
Tin	PT Timah Nusantara	INDONESIA	CID001486
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	China Molybdenum Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	CID003448
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	GEM Co., Ltd.	CHINA	CID003417
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095